EXHIBIT 3.21

AMENDED AND RESTATED OPERATING AGREEMENT
OF
THE PRIMADONNA COMPANY, LLC
a Nevada limited liability company

This Amended and Restated Operating Agreement (this "Agreement") of The Primadonna Company, LLC, a Nevada limited liability company (the "Company"), is made, adopted and entered into at Las Vegas, Nevada, as of December 31, 2010 (the "Effective Date"), by Herbst Gaming, LLC, a Nevada limited liability company (the "Member"), which is the sole member of the Company, with reference to the recitals set forth below.

A. On March 31, 1999, the Company was organized by the filing of the Articles (as defined below) under the Act (as defined below) in the office of the Nevada Secretary of State;

B. The Member adopted that certain Amended and Restated Operating Agreement, dated as of April 9, 2007 (the "Original Operating Agreement");

C. The Member, the Company and all other direct and indirect subsidiaries of the Member are entering into various restructuring transactions (the "Restructuring Transactions"), including that certain Credit Agreement, to be dated on or about December 31, 2010, with Wilmington Trust Company, as administrative agent, and the various banks and other financial institutions party thereto, as lenders (the "Credit Agreement"), as well as security agreements and other related agreements, documents, reaffirmations, guarantees, notes, certificates and instruments, as are contemplated or required by the Credit Agreement; and

D. In connection with the Restructuring Transactions, the Member hereby desires to amend and restate the Original Operating Agreement in order to provide for the conduct of the Company's business and affairs on and after the Effective Date.

NOW, THEREFORE, the Member hereby agrees to and adopts the following:

ARTICLE I
DEFINITIONS

1.1 Defined Terms. The capitalized terms used in this Agreement shall have the following meanings:

"Act" means Chapter 86 of the NRS.

"Affiliate" means with respect to a specified Person, any other Person who or which is (a) directly or indirectly controlling, controlled by or under common control with the specified Person, or (b) any member, stockholder, director, officer, manager, or comparable principal of, or relative or spouse of, the specified Person. For purposes of this definition, "control," "controlling" and "controlled" mean the right to exercise, directly or indirectly, more than fifty percent of the voting power of the stockholders, members or owners and, with respect to any individual, partnership, trust or other entity or association, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

"Agreement" means this Amended and Restated Operating Agreement.

"Articles" means the Articles of Organization of the Company as filed with the office of the Nevada Secretary of State.

"Capital Contribution" means a contribution to the capital of the Company in cash, property, or otherwise.

"Code" means the Internal Revenue Code of 1986 or any corresponding United States federal tax statute enacted after the date of this Agreement. A reference to a specific section of the Code refers not only to such specific section but also to any corresponding provision of any United States federal tax statute enacted after the date of this Agreement, as such specific section or corresponding provision is in effect on the date of application of the provisions of this Agreement containing such reference.

"Company" means The Primadonna Company, LLC, a Nevada limited liability company.

"Covered Person" means (a) the Member and each Affiliate of the Member, (b) each Manager, officer and employee of the Company, (c) each stockholder, partner, member, director, manager, officer and employee of a Member or Affiliate of the Member, and (d) each Person who was, at the time of the act or omission in question, a Person described in any of the preceding clauses (a) through (c).

"Gaming Authority" means those federal, state, tribal, local and other governmental, regulatory and administrative authorities, agencies, commissions, boards, bodies and officials responsible for or involved in the regulation of gaming or gaming activities or the ownership of an interest in any Person that conducts gaming in any jurisdiction and, within the State of Nevada, specifically, the Nevada Gaming Commission, the Nevada State Gaming Control Board and applicable county or municipal authorities and boards.

"Gaming Laws" means those laws pursuant to which any Gaming Authority possesses regulatory, licensing or permit authority over gaming within any jurisdiction and, within the State of Nevada, specifically, the Nevada Gaming Control Act, as codified in NRS Chapter 463, and the regulations promulgated thereunder, and each applicable county or municipal code.

"Gaming Licenses" means all licenses, permits, approvals, authorizations, registrations, findings of suitability, franchises and entitlements issued by any Gaming Authority necessary for or relating to the conduct of activities or the ownership of an interest in a Person that conducts activities under the Gaming Laws.

"Interest" means the member's interest (as defined in the Act) and entire ownership interest of the Member in the Company at any time, including the right of the Member to any and all benefits and to the capital and profits of the Company, to which the Member may be entitled as provided under the Act and this Agreement.

"Manager" means any Person designated or appointed in the Articles or thereafter elected by the Member pursuant to this Agreement to be the Company's manager (as that term is defined in NRS Section 86.071).

"Member" means the sole member of the Company. As of the Effective Date, the Member's name, address and percentage ownership interest are as set forth in Exhibit A attached hereto.

"NRS" means the Nevada Revised Statutes.

"Person" means a natural person, any form of business or social organization and any other non-governmental legal entity including, but not limited to, a corporation, partnership, association, trust, unincorporated organization, estate or limited liability company.

"Records Office" means an office of the Company in Nevada, which may but need not be a place of its business, at which it shall keep all records identified in NRS 86.241, except that none of the lists required to be maintained pursuant to NRS 86.241 need be maintained in alphabetical order, nor shall the Company be required to maintain at its Records Office copies of powers of attorney except those relating to the execution of the Articles and this Agreement.

"Regulations" means the regulations currently in force from time to time as final or temporary that have been issued by the U.S. Department of the Treasury pursuant to its authority under the Code. If a word or phrase is defined in this Agreement by cross-referencing the Regulations, then to the extent the context of this Agreement and the Regulations require, the term "Member" shall be substituted in the Regulations for the term "partner," the term "Company" shall be substituted in the Regulations for the term "partnership," and other similar conforming changes shall be deemed to have been made for purposes of applying the Regulations.

"UCC" means the Uniform Commercial Code as enacted and in effect in the State of Nevada and any other applicable state or jurisdiction.

"Unsuitable Person" means a member, stockholder, manager, director, officer, agent or employee of the Company or an Affiliate of any Person, (i) who is denied a Gaming License by any Gaming Authority, disqualified from eligibility for a Gaming License, determined to be unsuitable to own or control an Interest or determined to be unsuitable to be connected with a Person engaged in gaming activities in any jurisdiction by a Gaming Authority, or (ii) whose continued involvement in the business of the Company or Affiliate of the Company as a member, stockholder, manager, director officer, agent or employee (A) causes the Company or any Affiliate of the Company to lose or to be threatened with the loss of any Gaming License, or (B) is deemed likely, in the sole and absolute discretion of the Member, based on verifiable information or information received from the Gaming Authorities, to jeopardize or adversely affect the likelihood that the Gaming Authorities will issue a Gaming License to the Company or any Affiliate of the Company or to adversely affect the Company's or any such Affiliate's use of or entitlement to any Gaming License.

1.2 Terms and Usage Generally. All references herein to articles, sections, exhibits and schedules shall be deemed to be references to articles and sections of, and exhibits and schedules to, this Agreement unless the context shall otherwise require. All exhibits and schedules attached hereto shall be deemed incorporated herein as if set forth in full herein. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to a Person are also to his, her or its successors and permitted assigns. Unless otherwise expressly provided herein, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument defined or referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes, and references to all attachments thereto and instruments incorporated therein.

ARTICLE II
INTRODUCTORY MATTERS

2.1 Formation. Pursuant to the Act, the Company has been formed for state law purposes as a Nevada limited liability company under the laws of the State of Nevada. To the extent that the rights or obligations of the Member or any Manager are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

2.2 Name. The name of the Company is "The Primadonna Company, LLC". Subject to compliance with applicable law, the business and affairs of the Company may be conducted under that name or any other name that the Member deems appropriate or advisable.

2.3 Records Office. The Company shall continuously maintain in the State of Nevada a Records Office. As of the date hereof, the Records Office is 3440 West Russell Road, Las Vegas, Nevada 89118. The Records Office may be changed to another location within the State of Nevada as the Managers may from time to time determine.

2.4 Other Offices. The Company may establish and maintain other offices at any time and at any place or places as the Managers may designate or as the business of the Company may require.

2.5 Registered Agent and Registered Office. The registered agent of the Company for service of process shall be as set forth in the Articles or as changed by the Managers from time to time. The Company shall have as its registered office in the State of Nevada the street address of its registered agent.

2.6 Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act, including the operation, management and conduct of gaming, and engaging in any and all activities necessary or incidental to the foregoing.

2.7 Powers of the Company. The Company shall have the power and authority to take any and all actions necessary, appropriate, advisable, convenient or incidental to or for the furtherance of the purpose set forth in Section 2.6, including, but not limited to, the power and authority to:

(a) borrow money and issue evidences of indebtedness, and to secure the same by a mortgage, pledge or other lien on any or all of the assets of the Company;

(b) conduct its business, carry on its operations and have and exercise the powers granted by the Act in any state, territory, district or possession of the United States or in any foreign country;

(c) acquire, by purchase, lease, contribution of property or otherwise, and own, hold, maintain, improve, finance, lease, sell, convey, mortgage, transfer, exchange, demolish or dispose of any real or personal property;

(d) enter into guarantees and incur liabilities, borrow money at such rates of interest as the Company may determine, issue its notes, bonds and other obligations, and secure any of its obligations by mortgage or pledge of all or any part of its real or personal property, franchises, and income;

(e) negotiate, enter into, perform, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to contracts of any kind, including, without limitation, contracts with the Member, any Manager or any Affiliate of the Member or a Manager;

(f) purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge or otherwise dispose of, and otherwise use and deal in and with, shares, members' interests or other interests in or obligations of domestic or foreign entities, joint ventures or similar associations, general or limited partnerships or natural persons, or direct or indirect obligations of the United States or of any government, state, territory, governmental district or municipality or of any instrumentality thereof;

(g) lend money (including to its Member), invest and reinvest its funds and take and hold real and personal property for the payment of funds so loaned or invested;

(h) sue and be sued, complain and defend and participate in administrative or other proceedings, in its name;

(i) appoint employees, agents and officers of the Company, and define their duties and fix their compensation;
(j)     indemnify any Person and obtain any and all types of insurance;
(k)     cease its activities and cancel its insurance;

(l) pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or hold such proceeds against the payment of contingent liabilities;

(m) apply for, obtain and maintain any licenses, permits, approvals, authorizations, exemptions and waivers from any Gaming Authority as may be necessary under applicable Gaming Laws for the conduct of its business and operations; and

(n) make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purpose of the Company.

ARTICLE III
INTEREST; CAPITAL CONTRIBUTIONS

The Member holds a 100% Interest. The capital contributions of the Member are those that have been made to date by the Member, or its predecessor entity, as reflected on the books and in the records of the Company. The Member shall make additional Capital Contributions to the Company at such times and in such amounts as the Managers shall determine.

ARTICLE IV
PROFITS AND LOSSES

4.1 Profits and Losses. The Company's profits and losses for any period shall be allocated to the Member.

4.2 Tax Classification. So long as the Company has only one Member, it is intended that the Company be disregarded for federal and all relevant state income tax purposes and that the activities of the Company be deemed to be activities of the Member for such purposes, as provided for by Regulations Sections 301.7701-1, et seq., and comparable provisions of applicable state tax law. In the event that the Company becomes an entity that has more than one Member, it is intended that the Company be treated as a "partnership" for federal and all relevant state income tax purposes, and all available elections shall be made, and all available actions shall be taken, to cause the Company to be so treated.

ARTICLE V
DISTRIBUTIONS

5.1 Operating Distributions. Subject to Section 5.2, the Company shall from time to time distribute to the Member such amounts in cash and other assets as shall be determined by the Managers.

5.2 Limitations on Distribution. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any distribution if such distribution would violate the NRS or other applicable law or would cause a breach or default under any agreement or instrument to which the Company is a party or by which it or its assets are bound, but instead shall make such distribution as soon as practicable such that the making of such distribution would not cause such violation, breach or default.

ARTICLE VI
MEMBERSHIP

6.1 Limitation of Liability. The Member shall not be individually liable under a judgment, decree or order of a court, or in any other manner, for a debt, obligation or liability of the Company, except to the extent required by law or in an agreement signed by the Member. The Member shall not be required to loan any funds to the Company, nor shall the Member be required to make any contribution to the Company except as provided herein, nor shall the Member be subject to any liability to the Company or any third party, as a result of any deficit of the Company. However, nothing in this Agreement shall prevent the Member from making secured or unsecured loans to the Company.

6.2 Action by the Member. Unless otherwise required by this Agreement or by law, the Member may take action or give its consent in writing or by oral or electronic communication, and no action need be taken at a formal meeting.

6.3 Member Approval. In addition to any other actions requiring the approval of the Member set forth in this Agreement or required by law, the following actions shall require the approval of the Member:

(a)     the sale, lease or disposal of all or substantially all of the assets of the Company or the merger, consolidation or exchange of interests with another entity;

(b)     any amendment to the Articles or of this Agreement;

(c) the creation of any lien, mortgage, pledge or other security interest on the assets of the Company securing indebtedness of any third party which is not for the benefit of the business carried on by the Company;

(d)    any material changes in the nature of the Company's business;

(e)    the application by the Company for additional Gaming Licenses in any jurisdiction;

(f)     the commencement of a voluntary case under any bankruptcy, insolvency or similar law by the Company; and

(g)     the adoption of any employee benefit, profit sharing, incentive, bonus, pension, retirement or option plans.

6.4 Transfer of Interest. The Interest is personal property and may be transferred or assigned, in whole or in part, in the sole discretion of the Member. Notwithstanding anything to the contrary set forth herein, no Interest in the Company may be issued, transferred or pledged in any manner whatsoever except in compliance with all applicable Gaming Licenses and Gaming Laws.

6.5 Other Ventures. The Member may engage in other business ventures of every nature and description, whether or not in competition with the Company, independently or with others. The Company shall not have any right by virtue of this Agreement or the relationships created hereby in or to other ventures or activities of the Member or to the income or proceeds derived therefrom.

ARTICLE VII
MANAGEMENT

7.1 Number, Tenure, Election and Qualification. The number of Managers may be fixed or changed from time to time by the Member. Except as specifically provided in this Agreement, each Manager shall hold office until such Manager shall resign or be removed or otherwise disqualified to serve, or until the Manager's successor shall be elected by the Member.

7.2 Removal, Resignation and Vacancies. The Member may remove any Manager, either with or without cause. If any Person elected to serve as a Manager is found to be an Unsuitable Person, the Member shall immediately remove such Person as a Manager and such Person shall thereupon automatically cease to be a Manager. Any Manager may resign at any time by giving written notice to the remaining Managers or, if no remaining Manager, to the Member. Any such resignation shall take effect on the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The Member may fill any vacancy in the office of any Manager or any vacancy caused by an increase in the number of Managers and such Manager shall hold the office until he, she or it resigns or is removed or is otherwise disqualified to serve.

7.3 General Authority of the Managers. Except for matters expressly requiring the approval of the Member pursuant to this Agreement or the Act, the Managers shall have full, exclusive and complete power, authority and discretion to manage, supervise, operate and control the business and affairs of the Company; make any and all decisions affecting the business and affairs and relating to the day-to-day operations of the Company; and take all actions and perform all duties and powers it deems necessary, appropriate, advisable, convenient or incidental to or for the furtherance of the purposes of the Company.

7.4 Certain Powers of the Managers. Subject to the provisions of this Agreement and the Act, and without limiting the generality of Section 7.3 but subject to Section 7.5, the Managers shall have the specific power and authority, on behalf of the Company to:

(a) enter into, execute, deliver and commit to, or authorize any individual Manager, officer or other Person to enter into, execute, deliver and commit to, or take any action pursuant to or in respect of any contract, agreement, instrument, deed, mortgage, certificate, check, note, bond or obligation for any Company purpose;

(b) select and remove all officers, employees, agents, consultants and advisors of the Company, prescribe such powers and duties for them as may be consistent with law, the Articles and this Agreement and fix their compensation;

(c) employ accountants, legal counsel, agents or experts to perform services for the Company and to compensate them from Company funds;

(d) borrow money and incur indebtedness for the purposes of the Company, and to cause to be executed and delivered in the name of the Company, or to authorize any individual Manager, officer or other Person to execute and deliver in the name of the Company, promissory notes, bonds, debentures, deeds of trust, pledges, hypothecations or other evidence of debt and security interests;

(e) invest any funds of the Company in (by way of example but not limitation) time deposits, short-term governmental obligations, commercial paper or other investments;

(f) change the principal office and Records Office of the Company to other locations within Nevada and establish from time to time one or more subsidiary offices of the Company;

(g) attend, act and vote, or designate any individual Manager, officer or other Person to attend, act and vote, at any meetings of the owners of any entity in which the Company may own an interest or to take action by written consent in lieu thereof, and to exercise for the Company any and all rights and powers incident to such ownership; and

(h) do and perform all other acts as may be necessary or appropriate to the conduct of the Company's business.

7.5 Limitations on Authority of the Managers. The actions of a majority of the Managers taken in such capacity and in accordance with this Agreement shall bind the Company. If there is more than one Manager appointed by the Member, no individual Manager shall have the authority, alone, to bind the Company without the approval and authorization of a majority of the Managers. The Managers may authorize, in a resolution or other writing, one or more Persons, or one or more officers or employees of the Company, in the name and on behalf of the Company and in lieu of or in addition to the Managers, to contract debts or incur liabilities and sign contracts or agreements (including, without limitation, instruments and documents providing for the acquisition, mortgage or disposition of property of the Company).

7.6     Meetings of the Managers. If the Company at any time has more than one Manager:

(a) Place of Meetings. The meetings of the Managers shall be held at the Records Office, unless the Manager noticing the meeting designates another convenient location in the notice of the meeting.

(b) Notice. Meetings of the Managers for any purpose may be called at any time by any Manager. Written notice of the meeting shall be personally delivered to each Manager by hand to such Manager's last known address as it is shown on the records of the Company, or personally communicated to each Manager by a Manager or officer of the Company by telephone, telegraph or facsimile transmission, at least forty-eight (48) hours prior to the meeting. All meeting notices shall specify the place, date and time of the meeting, as well as the purpose or purposes for which the meeting is called.

(c) Waiver of Notice. The transactions carried out at any meeting of the Managers, however called and noticed or wherever held, shall be as valid as though had at a meeting regularly called and noticed if (a) all of the Managers are present at the meeting, or (b) a majority of the Managers is present and if, either before or after the meeting, each of the Managers not present signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof, which waiver, consent or approval shall be filed with the other records of the Company or made a part of the minutes of the meeting, provided that no Manager attending such a meeting without notice protests prior to the meeting or at its commencement that notice was not given to such Manager.

(d) Action of Managers. Except as otherwise provided in this Agreement or by the NRS, the action of a majority of the Managers is valid and shall bind the Company. A meeting at which a majority of the Managers is initially present may continue to transact business, notwithstanding the withdrawal from the meeting of any Manager, if any action taken is approved by a majority of the Managers.

(e) Action By Written Consent. Any action which may be taken at a meeting of Managers may be taken by the Managers without a meeting if authorized by the written consent of all, and not less than all, of the Managers. Whenever action is taken by written consent, a meeting of the Managers need not be called or notice given. The written consent may be executed in one or more counterparts and by facsimile, and each such consent so executed shall be deemed an original. All written consents shall be filed with the other records of the Company.

(f) Telephonic Meetings. Managers may participate in a meeting of the Managers by means of a telephone conference or similar method of communication by which all individuals participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 7.6(t) constitutes presence in person at the meeting.

7.7 Election of Officers. Subject to applicable Gaming Laws, the Managers may, from time to time, appoint any individuals as officers with such duties, authorities, responsibilities and titles as the Managers may deem appropriate. Such officers shall serve until their successors are duly appointed by the Managers or until their earlier removal or resignation. Any officer may resign at any time upon notice to any Manager. Any officer appointed by the Managers may be removed at any time by the Managers (with or without cause), subject to the rights, if any, of the respective parties under any contract between the Company and such officer. Any vacancy in any office shall be filled by the Managers. If any Person elected to serve as an officer is found to be an Unsuitable Person, the Managers shall immediately remove such Person as an officer and such Person shall thereupon automatically cease to be an officer.

7.8 Execution of Documents by Officers. Unless otherwise required by law or authorized or directed by the Managers, all checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the Company, all deeds, mortgages, proxies, powers of attorney and other written contracts, documents, instruments and agreements to which the Company shall be a party, and all assignments or endorsements of stock certificates, registered bonds or other securities owned by the Company may be signed in the name of the Company by any officer of the Company elected pursuant to Section 7.7. The Managers may authorize the use of the facsimile signatures of any officer. Any officer of the Company shall be authorized to attend, act at and vote at any meeting of the owners of any entity in which the Company may own an interest or to sign, on behalf of the Company, a written consent in lieu thereof. Such officer at any such meeting or by such written action shall possess and may exercise on behalf of the Company any and all rights and powers incident to the ownership of such interest.

7.9 Compensation of Managers and Officers. The Company shall pay to each Manager such salary and other benefits as may be approved from time to time by the Member. The Company shall pay to each officer of the Company such salary and other benefits as may be approved from time to time by the Managers.

7.10 Expense Reimbursements. The Company shall reimburse each Manager and officer for all expenses reasonably incurred by such Manager or officer on behalf of the Company or in connection with the performance of such Manager's or officer's obligations hereunder.

7.11 Devotion of Time. A Manager shall devote such time to the Company and its business as is reasonably necessary in the reasonable discretion of such Manager to carry out his, her or its duties hereunder in an efficient and businesslike manner, but he, she or it shall not be obligated to devote his or her full time efforts to the Company.

7.12 Duties. The Managers and officers of the Company shall owe the same fiduciary duties to the Company and the Member as are owed by directors of Nevada corporations to such corporations and their stockholders.

ARTICLE VIII
DISSOLUTION OF THE COMPANY AND TERMINATION OF A MEMBER'S INTEREST

8.1 Dissolution. The Company shall be dissolved and its affairs wound up as determined by the Member.

8.2 Resignation. Subject to applicable Gaming Laws, the Member may not resign from the Company before the dissolution and winding up of the Company.

8.3 Distribution on Dissolution and Liquidation. In the event of the dissolution of the Company for any reason (including the Company 's liquidation within the meaning of Regulation 1.704-1 (b)(2)(ii)(g)), the business of the Company shall be continued to the extent necessary to allow an orderly winding up of its affairs, including the liquidation and termination of the Company pursuant to the provisions of this Section 7.3, as promptly as practicable thereafter, and each of the following shall be accomplished:

(a)    the Member shall oversee the winding up of the Company's affairs;

(b) the assets of the Company shall be liquidated as determined by the Member, or the Member may determine not to sell all or any portion of the assets, in which event such assets shall be distributed in kind; and

(c) the proceeds of sale and all other assets of the Company shall be applied and distributed as follows and in the following order of priority:

(i)     to the expenses of liquidation;

(ii) to the payment of the debts and liabilities of the Company, including any debts and liabilities owed to the Member;

(iii) to the setting up of any reserves that the Member determines to be reasonably necessary for contingent, unliquidated or unforeseen liabilities or obligations of the Company or the Member arising out of or in connection with the Company; and

(iv)     the balance, if any, to the Member.

ARTICLE IX
INDEMNIFICATION

9.1 Indemnification. The Company shall indemnify and hold harmless any Covered Person to the fullest extent permitted by the Act, including from and against any expenses (including attorney's fees, judgments, fines and amounts paid in settlement) (i) suffered or sustained by reason of any act performed or omission made by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, the Member, a Manager or an authorized officer or employee of the Company, (ii) actually and reasonably incurred by such Covered Person in connection with any threatened, pending or completed action, suit or proceeding (other than one by or in the right of the Company) if the Covered Person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful, and (iii) actually and reasonably incurred by such Covered Person in connection with the defense or settlement of an action or suit by or in the right of the Company to procure a judgment in its favor if the Covered Person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company. To the extent a Covered Person has been successful on the merits or otherwise in defense of any action, suit or proceeding described above or in defense of any claim, issue or matter therein, the Company shall indemnify such Covered Person against expenses, including attorney's fees, actually and reasonably incurred by such Covered Person in connection therewith.

9.2 Determination of Right to Indemnification. Any indemnification under Section 9.1, unless ordered by a court or advanced pursuant to Section 9.3, shall be made by the Company only as authorized in the specific case upon a determination by the Member that indemnification of the Covered Person is proper in the circumstances.

9.3 Advance Payment of Expenses. The expenses of the Member and any Manager incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the Member or such Manager to repay the amount if it is ultimately determined by a court of competent jurisdiction that the Member or such Manager is not entitled to be indemnified by the Company. The provisions of this Section 9.3 do not affect any rights to advancement of expenses to which personnel of the Company other than the Member or any Manager may be entitled under any contract or otherwise by law.

9.4 Assets of the Company. Any indemnification under this Article IX shall be satisfied solely out of the assets of the Company. No debt shall be incurred by the Company or the Member in order to provide a source of funds for any indemnity, and the Member shall not have any liability (or any liability to make any additional Capital Contribution) on account thereof.

9.5 Amendment. The provisions of this Article IX relating to indemnification shall constitute a contract between the Company and each Covered Person that may be modified as to any Covered Person only with that Covered Person's consent or as specifically provided in this Section 9.5. Notwithstanding any other provision hereof relating to the amendment of this Agreement generally, any repeal or amendment of this Article IX that is adverse to any Covered Person shall apply to such Covered Person only on a prospective basis, and shall not limit the rights of such Covered Person to indemnification with respect to any action or failure to act occurring prior to the time of such repeal or amendment.

ARTICLE X
MISCELLANEOUS PROVISIONS

1 0.1 Notices. All notices to be given hereunder shall be in writing and shall be addressed to the party at such party's last known address or facsimile number appearing on the books of the Company. If no such address or facsimile number has been provided, it will be sufficient to address any notice (or fax or e-mail any notice that may be faxed or e-mailed) to such party at the Records Office of the Company. Notice shall, for all purposes, be deemed given and received, (a) if hand-delivered, when the notice is received, (b) if sent by United States mail (which must be by first-class mail with postage charges prepaid), three (3) days after it is posted with the United States Postal Service, (c) if sent by a nationally recognized overnight delivery service, when the notice is received, or (d) if sent by facsimile or electronic mail, when the facsimile or electronic mail is transmitted and confirmation of receipt is received by the transmitting party during normal business hours. If any notice is sent by facsimile or electronic mail, the transmitting party shall send a duplicate copy of the notice to the parties to whom it is faxed or e-mailed by regular mail. If notice is tendered and is refused by the intended recipient, the notice shall nonetheless be considered to have been given and shall be effective as of the date of such refusal. The contrary notwithstanding, any notice given in a manner other than that provided in this Section that is actually received by the intended recipient shall be deemed an effective delivery of such notice.

10.2 Ownership Certificates; Legend. The Company may issue a certificate to the Member to evidence the Interest. Any Manager or officer of the Company may sign any such certificate on behalf of the Company. If certificated, the Interest shall be deemed a "security", as defined in Section 104.8102(1)(n) of the UCC, and this statement shall constitute an express provision that such Interest is a security governed by Article 8 of the UCC, within the meaning of Section 104.8103(3) of the UCC, solely for the purposes of establishing the applicability thereto of the provisions of Article 8 governing securities. The Interest shall not be considered a "security" for any other purpose. In addition to any other legend required by applicable law, the Company shall imprint, affix or otherwise place a legend so stating on any certificate(s) representing the Interest.

10.3 Insurance. The Company may purchase and maintain insurance, to the extent and in such amounts as the Managers shall deem reasonable, on behalf of such Persons as the Managers shall determine, against any liability that may be asserted against or expenses that may be incurred by any such Person in connection with the activities of the Company.

10.4 Complete Agreement. This Agreement, including any schedules or exhibits hereto, together with the Articles, constitutes the complete and exclusive agreement and understanding of the Member with respect to the subject matter contained herein. This Agreement and the Articles replace and supersede all prior agreements, negotiations, statements, memorandum and understandings, whether written or oral, of the Member.

I 0.5 Amendments. This Agreement may be amended only by a writing adopted and signed by the Member.

10.6 Applicable Law; Jurisdiction. This Agreement, and the rights and obligations of the Member, shall be interpreted and enforced in accordance with and governed by the laws of the State of Nevada without regard to the conflict laws of that State.

10.7 Interpretation. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provisions contained herein. With respect to the definitions in Section 1.1 and in the interpretation of this Agreement generally, the singular may be read as the plural, and vice versa, the neuter gender as the masculine or feminine, and vice versa, and the future tense as the past or present, and vice versa, all interchangeably as the context may require in order to fully effectuate the intent of the Member and the transactions contemplated herein. Syntax shall yield to the substance of the terms and provisions hereof.

10.8 Counterparts and Facsimile Copies. Facsimile copies of this Agreement or any approval or written consent of the Member or Managers and facsimile signatures hereon or thereon shall have the same force and effect as originals.

10.9 Severability. If any provision of this Agreement, or any application thereof, is held by a court of competent jurisdiction to be invalid, void, illegal or unenforceable to any extent, that provision, or application thereof, shall be deemed severable and the remainder of this Agreement, and all other applications of such provision, shall not be affected, impaired or invalidated thereby, and shall continue in full force and effect to the fullest extent permitted by law.

10.10 Waivers. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, and no waiver shall be binding unless evidenced by an instrument in writing and executed by the party making the waiver.

10.11     No Third Party Beneficiaries. Except as set forth in Article IX, this Agreement is adopted solely by and for the benefit of the Member and its respective successors and assigns, and no other Person shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

[Signature appears on following page]

IN WITNESS WHEREOF, the Member has executed this Agreement as of the Effective Date.

"MEMBER"

Herbst Gaming, LLC,
a Nevada limited liability company

By: _____________________________
Name: David D. Ross
Title: Manager

[The Primadonna Company, LLC - A&R Operating Agreement]

EXHIBIT A

Member's Name, Address and Percentage Interest

Member's Name:	Herbst Gaming, LLC
Member's Address:	3440 West Russell Road Las Vegas, Nevada 8911 8
Member's Interest:	100%